Exhibit 99.1
Berry Petroleum Company News

Berry Petroleum Reports 2012 Results

Denver, Colorado - (BUSINESS WIRE) - February 28, 2013 - Berry Petroleum Company (NYSE: BRY) reported net earnings of $172 million, or $3.09 per diluted share, for 2012. After considering certain items, adjusted net earnings were $168 million, or $3.02 per diluted share. Oil and gas revenues were $937 million and discretionary cash flow for the year totaled $502 million, with net cash provided by operating activities of $501 million.

Berry's 2012 production averaged 36,402 BOE/D, and fourth quarter production averaged 39,500 BOE/D. The Company's oil production averaged 27,393 BOE/D in 2012, up 11% from 2011. Berry's oil mix increased from 70% of production in 2011 to 75% of production in 2012. The continued shift toward oil growth, combined with sales of the Company's California heavy oil at a $9 average premium to WTI, raised corporate operating margins from $45 per BOE in 2011 to $49 per BOE in 2012.

For 2012 and 2011, Berry's average net production in BOE per day was as follows:

	2012 Production		2011 Production
Oil (BOE/D)	27,393	75%	24,771	70%
Natural gas (BOE/D)	9,009	25%	10,916	30%
Total (BOE/D)	36,402	100%	35,687	100%

Total Proved Reserves of 275 MMBOE; 38 MMBOE of oil additions
Proved oil and gas reserves were estimated at 275 million BOE at December 31, 2012. The company added a total of 38 million BOE of proved reserves at its oil properties in 2012 and removed 24 million BOE of reserves at its gas properties. Proved oil reserves were up 10% to 204 million barrels with oil reserves increasing to 74% of total reserves, compared to 68% of total reserves in 2011. Proved developed reserves increased to 55% of total reserves from 53% in 2011. Reserve growth in 2012 was driven by activity in Berry's three oil basins, which comprise 82.5% of proved reserves, with 46% in California, 23% in the Permian basin and 13% in the Uinta. The Company's natural gas reserves declined 24 million BOE in 2012, or 33% from 2011 levels, due to low natural gas prices and the SEC's 5-year rule.

Contact: Berry Petroleum Company	Investors and Media
1999 Broadway, Suite 3700	Zach Dailey, 1-303-999-4071
Denver, Colorado 80202	Shawn Canaday, 1-303-999-4000

Internet: www.bry.com	SOURCE: Berry Petroleum Company

	Fourth Quarter 2012		Third Quarter 2012
Oil (BOE/D)	30,649	78%	27,493	76%
Natural gas (BOE/D)	8,851	22%	8,793	24%
Total (BOE/D)	39,500	100%	36,286	100%

Fourth Quarter 2012: Production of 39,500 BOE/D, Adjusted Earnings of $0.69 Per Share, and Discretionary Cash Flow of $126 million

For the fourth quarter of 2012, the Company reported net earnings of $38 million, or $0.69 per diluted share. After considering certain items, adjusted net earnings were $38 million, or $0.69 per diluted share. Oil and natural gas sales were $249 million during the quarter. Discretionary cash flow for the quarter totaled $126 million, and net cash provided by operating activities totaled $110 million. Operating margin was approximately $47 per BOE, supported by sales of our California oil at a $10 average premium to WTI.

Production in the fourth quarter of 2012 was 39,500 BOE/D, up 9% from the third quarter of 2012. The Company's oil production in the fourth quarter was 30,649 BOE/D, up 11% from the third quarter of 2012.

In the fourth quarter, production from the Company's Uinta properties averaged 7,500 BOE/D, 26% higher than the third quarter. The commingled Green River / Wasatch vertical wells continued targeting higher oil potential areas and saw improving results, especially from some locations in the acreage acquired during the third quarter of 2012.
Fourth quarter Permian production averaged 7,965 BOE/D, approximately 16% higher than the third quarter. The Company drilled a number of strong wells in northeastern Ector County, and also saw temporary production increase from operational improvements made in the field.
In the fourth quarter, production from the Diatomite asset averaged 3,855 BOE/D, up 10% from the third quarter of 2012. Fourth quarter production from the New Steam Floods projects averaged 2,130 BOE/D, up 11% from the third quarter. The legacy South Midway properties produced an average of 13,070 BOE/D in the fourth quarter, up 3% from third quarter levels, as positive steam flood response translated to increased production.
In the fourth quarter, the Company's natural gas assets in the Piceance and East Texas declined 7% sequentially with no capital investment.

Teleconference Call
Berry will not host the conference call previously announced for Thursday, February 28, 2013 at 10:00 a.m. MST (12:00 p.m. EST). However, Berry expects to file its Annual Report on Form 10-K with the Securities and Exchange Commission within the week.

Reserve Quantities

	2012
	Oil MBOE	Natural Gas MMcf	MBOE
Total proved reserves:
Beginning of year	185,880	534,279	274,926
Revision of previous estimates	12,145	(205,845)	(22,162)
Extensions and discoveries	8,459	100,129	25,148
Property sales	(556)	—	(556)
Production	(10,024)	(19,784)	(13,321)
Purchase of reserves in place	8,304	16,740	11,094
End of year	204,208	425,519	275,129

Proved developed reserves	118,937	187,668	150,216
Proved undeveloped reserves	85,271	237,851	124,913
Total proved reserves	204,208	425,519	275,129

Reserve Quantities by Property (MMBOE)

Name, State	Proved Reserves	Proved Developed Reserves	Proved Undeveloped Reserves
S. Midway, CA	56.5	50.3	6.2
N. Midway—Diatomite, CA	55.3	32.6	22.7
N. Midway—New Steam Floods, CA	15.4	6.9	8.5
Permian, TX	63.0	21.5	41.5
Uinta, UT	36.8	16.2	20.6
E. Texas	13.4	13.4	—
Piceance, CO	34.7	9.3	25.4
Totals	275.1	150.2	124.9

Non-GAAP Financial Measures

This press release includes discussion of “discretionary cash flow,” “adjusted net earnings,” “operating margin per BOE,” and “Pre-tax PV10,” each of which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended. Discretionary cash flow consists of cash provided by operating activities before changes in working capital items. The Company uses discretionary cash flow as a measure of liquidity and believes it provides useful information to investors because it assesses cash flow from operations for each period before changes in working capital, which fluctuates due to the timing of collections of receivables and the settlements of liabilities. Adjusted net earnings consists of net earnings before non-cash derivatives gains (losses), oil and natural gas property impairments and charges related to the extinguishment of debt. The Company believes that adjusted net earnings is useful for evaluating the Company's operational performance from oil and natural gas properties. Operating margin per BOE consists of oil and natural gas revenues less oil and natural gas operating expenses and production taxes divided by the total BOEs produced during the period. The Company uses operating margin per barrel as a measure of profitability and believes it provides useful information to investors because it relates the Company's oil and natural gas revenue and oil and natural gas operating expenses to its total units of production providing a gross margin per unit of production, allowing investors to evaluate how the Company's profitability varies on a per unit basis each period. Pre-tax PV10 is defined as standardized measure before the present value of the Company's future net revenues before income taxes discounted at 10%. The Company believes that pre-tax PV10 is helpful to investors because it is a widely used industry standard and is helpful when comparing the Company's asset base and performance to other comparable oil and natural gas exploration and production companies. These measures should not be considered in isolation or as a substitute for their most directly comparable GAAP measures. Other companies calculate non-GAAP measures differently and, therefore, the non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies.

Reconciliation of Non-GAAP Financial Measures

Discretionary Cash Flow ($ millions)

	Three Months Ended	Twelve Months Ended
	12/31/2012	12/31/2012
Net cash provided by operating activities	$109.8	$501.4
Net increase (decrease) in current assets	10.8	13.0
Net decrease (increase) in current liabilities including book overdraft	5.6	(32.7)
Cash premiums for repurchases of notes	—	34.7
Cash settlements from early termination of natural gas derivatives	—	(14.7)
Discretionary cash flow	$126.2	$501.7

Adjusted Net Earnings ($ millions)

	Three Months Ended	Twelve Months Ended
	12/31/2012	12/31/2012
Adjusted net earnings	$38.2	$167.7
After tax adjustments:
Non-cash derivative loss	1.0	22.9
Legal Matter	(0.1)	(1.8)
Dry hole expense	(8.6)	(9.3)
Extinguishment of debt and other	0.8	(25.6)
Research and development credit	7.2	7.2
Gain on sale of assets	—	1.1
Cash settlements from early termination of natural gas derivatives	$—	$9.3
Net earnings, as reported	$38.5	$171.5

Operating Margin Per BOE

	Three Months Ended	Twelve Months Ended
	12/31/2012	12/31/2012
Average sales price including cash derivative settlements	$72.47	$72.18
Operating cost—oil and natural gas production	23.35	20.43
Production taxes	2.57	2.96
Operating margin	$46.55	$48.79

About Berry Petroleum Company

Berry Petroleum Company is a publicly traded independent oil and natural gas production and exploitation company with operations in California, Texas, Utah, and Colorado. The Company uses its web site as a channel of distribution of material company information. Financial and other material information regarding the Company is routinely posted on and accessible at http://www.bry.com.

Safe Harbor Under the “Private Securities Litigation Reform Act of 1995”

Any statements in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties. Words such as “estimate,” “expect,” “would,” “will,” “target,” “goal,” “potential,” and forms of those words and others indicate forward-looking statements. These statements include but are not limited to forward-looking statements about the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Important factors which could affect actual results are discussed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2012	9/30/2012	12/31/2012	12/31/2011
REVENUES
Oil and natural gas sales	$248,911	$232,916	$937,261	$870,773
Electricity sales	8,586	9,514	29,940	34,953
Natural gas marketing	2,253	1,939	7,631	13,832
Gain on sale of assets	12	170	1,782	—
Interest and other income, net	307	286	1,985	1,784
	260,069	244,825	978,599	921,342
EXPENSES
Operating costs—oil and natural gas production	84,862	70,778	272,180	237,296
Operating costs—electricity generation	5,975	4,727	19,975	25,690
Production taxes	9,326	9,700	39,374	33,617
Depreciation, depletion & amortization—oil and natural gas production	67,023	58,887	225,892	213,859
Depreciation, depletion & amortization—electricity generation	426	461	1,808	1,963
Natural gas marketing	1,956	1,753	6,873	13,038
General and administrative	18,293	17,767	71,766	61,727
Interest	21,690	20,572	83,136	72,807
Impairment of oil and natural gas properties	—	—	79	625,564
Dry hole, abandonment, impairment and exploration	13,486	2,729	20,931	5,482
Gain on purchase	—	—	—	(1,046)
Extinguishment of debt	—	—	41,545	15,544
Realized and unrealized (gain) loss on derivatives, net	(8,306)	28,287	(64,620)	(13,908)
	214,731	215,661	718,939	1,291,633
Earnings before income taxes	45,338	29,164	259,660	(370,291)
Income tax provision	6,838	11,038	88,121	(142,228)
Net earnings	$38,500	$18,126	$171,539	$(228,063)

Basic net earnings per share	$0.70	$0.33	$3.11	$(4.21)
Diluted net earnings per share	$0.69	$0.33	$3.09	$(4.21)

Dividends per share	$0.08	$0.08	$0.32	$0.31

CONDENSED BALANCE SHEETS
(In thousands)
(unaudited)

	12/31/2012	12/31/2011
ASSETS
Current assets	$157,025	$167,634
Oil and natural gas properties, (successful efforts basis) buildings and equipment, net	3,128,502	2,531,393
Derivative instruments	10,891	7,027
Other assets	28,984	28,898
	$3,325,402	$2,734,952
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$286,632	$235,936
Deferred income taxes	255,471	185,450
Long-term debt	1,665,817	1,380,192
Derivative instruments	1,239	15,505
Other long-term liabilities	101,452	77,140
Shareholders’ equity	1,014,791	840,729
	$3,325,402	$2,734,952

CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2012	9/30/2012	12/31/2012	12/31/2011
Cash flows from operating activities:
Net earnings	$38,499	$18,126	$171,539	$(228,063)
Depreciation, depletion and amortization	67,450	59,348	227,700	215,822
Gain on purchase	—	—	—	(1,046)
Gain on sale of assets	(12)	(170)	(1,782)	—
Extinguishment of debt	—	—	6,842	4,072
Amortization of debt issuance costs and net discount	1,681	1,662	7,031	8,243
Impairment of oil and natural gas properties	12	1	79	625,564
Dry hole and impairment	12,430	2,304	14,945	4,616
Derivatives	(1,375)	32,141	(36,135)	(29,094)
Stock-based compensation expense	2,230	2,163	9,819	9,636
Deferred income taxes	5,370	10,729	82,881	(149,279)
Other, net	(8)	(1,096)	(1,628)	1,420
Allowance for bad debt	(36)	135	414	—
Change in book overdraft	(8,793)	10,201	(1,220)	(156)
Net changes in operating assets and liabilities	(7,624)	8,005	20,954	(5,836)
Net cash provided by operating activities	109,824	143,549	501,439	455,899

Cash flows from investing activities:
Exploration and development of oil and natural gas properties	(151,915)	(195,068)	(675,951)	(527,112)
Property acquisitions	(2,608)	(50,855)	(78,313)	(158,090)
Capitalized interest	(3,938)	(4,254)	(17,915)	(29,117)
Proceeds from sale of assets	13	1,572	17,307	—
Deposits on asset sales	—	—	(3,300)	3,300
Net cash used in investing activities	(158,448)	(248,605)	(758,172)	(711,019)

Net cash provided by financing activities	48,832	105,079	256,747	255,140

Net increase (decrease) in cash and cash equivalents	208	23	14	20
Cash and cash equivalents at beginning of period	104	81	298	278
Cash and cash equivalents at end of period	$312	$104	$312	$298

OPERATING DATA
(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2012	9/30/2012	Change	12/31/2012	12/31/2011	Change
Oil and natural gas:
Heavy oil production (BOE/D)	19,058	18,149		17,905	17,397
Light oil production (BOE/D)	11,591	9,344		9,488	7,374
Total oil production (BOE/D)	30,649	27,493		27,393	24,771
Natural gas production (Mcf/D)	53,106	52,758		54,054	65,498
Total (BOE/D)	39,500	36,286		36,402	35,687

Oil and natural gas, per BOE:
Average realized sales price	$70.51	$70.22	—%	$71.00	$66.91	6%
Average sales price including cash derivative settlements	$72.47	71.45	1%	$72.18	$65.68	10%

Oil, per BOE:
Average WTI price	$88.23	$92.20	(4)%	$94.15	$95.11	(1)%
Price sensitive royalties	(2.65)	(3.12)		(3.36)	(3.60)
Quality differential and other	0.79	(0.68)		(0.67)	0.84
Oil derivatives non-cash amortization	(1.03)	(1.10)		(1.09)	(6.77)
Oil revenue per BOE	$85.34	$87.30	(2)%	$89.03	$85.58	4%
Add: Oil derivatives non-cash amortization	1.03	1.10		1.09	6.77
Oil derivative cash settlements	1.57	0.64		0.07	(9.72)
Average realized oil price	$87.94	$89.04	(1)%	$90.19	$82.63	9%

Natural gas price:
Average Henry Hub price per MMBtu	$3.41	$2.80	22%	$2.79	$4.04	(31)%
Conversion to Mcf	0.24	0.19		0.19	0.28
Natural gas derivatives non-cash amortization	—	0.02		0.01	0.01
Location, quality differentials and other	(0.14)	(0.13)		(0.18)	(0.23)
Natural gas revenue per Mcf	$3.51	$2.88	22%	$2.81	$4.10	(31)%
Natural gas derivatives non-cash amortization	—	(0.02)		(0.01)	(0.01)
Natural gas derivative cash settlements	(0.03)	(0.04)		0.22	0.46
Average realized natural gas price per Mcf	$3.48	$2.82	23%	$3.02	$4.55	(34)%

Operating cost - oil and natural gas production per BOE	$23.35	$21.20	10%	$20.43	$18.22	12%
Production taxes per BOE	2.57	2.91		2.96	2.58
Total operating costs per BOE	$25.92	$24.11	8%	$23.39	$20.80	12%

DD&A - oil and natural gas production per BOE	$18.44	$17.64	5%	$16.95	$16.42	3%
General & administrative per BOE	5.03	5.32	(5)%	5.39	4.74	14%
Interest expense per BOE	5.97	6.16	(3)%	6.24	5.59	12%